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                                                                       EXHIBIT J



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 36 to the registration statement on Form N-1A (the "Registration Statement") of CitiFunds Trust II, of our reports dated December 14, 2000 relating to the financial statements and financial highlights appearing in the October 31, 2000 Annual Reports to Shareholders of Smith Barney Diversified Large Cap Growth Fund and Smith Barney Small Cap Growth Opportunities Fund, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Statement of Additional Information which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Auditor" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2001